EXHIBIT 10.16

SECURITY AGREEMENT

THIS SECURITY AGREEMENT (the “Agreement”) dated as of December 29, 1999, by El Pollo Loco, Inc., a Delaware corporation (the “Grantor”) and SunTrust Bank, Atlanta (the “Agent”), as agent for itself, the Issuing Banks (as defined below) and the Lenders (as defined below).

RECITALS

WHEREAS, the Grantor, EPL Intermediate, Inc., the lenders party thereto (the “Lenders”), SunTrust Bank, Atlanta, as issuing bank (together with any other Person who hereafter may be designated as an Issuing Bank pursuant to the Credit Agreement (as defined below), the “Issuing Banks”) and the Agent are parties to that certain Credit Agreement of even date herewith (as the same may hereafter be amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”); and

WHEREAS, it is a condition to the extension of credit by the Lenders and the Issuing Banks under the Credit Agreement that the Grantor shall have granted the security interest contemplated by this Agreement.

NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree that capitalized terms used herein without definition shall have the meanings ascribed thereto in the Credit Agreement and further agree as follows:

SECTION 1. Grant of Security. The Grantor hereby grants, assigns and pledges to the Agent, for the benefit of itself, the Issuing Banks and the Lenders, a security interest in all personal property of the Grantor, including, without limitation, all of the Grantor’s right, title and interest in and to the following, whether now owned or hereafter acquired (collectively, the “Collateral”):

(a) all inventory of the Grantor in all of its forms, wherever located, now or hereafter existing (including, without limitation, (i) all goods, merchandise and other personal property owned and held for sale, and (ii) all raw materials, work or goods in process, finished goods thereof, and materials and supplies which contribute to the finished products of the Grantor in the ordinary course of business, and (iii) goods which are returned to or repossessed by the Grantor), whether the Grantor has an interest in mass or a joint or other interest or right of any other kind (including, without limitation, goods in which the Grantor has an interest or right as consignee), and all accessions thereto and products thereof and documents and warehouse receipts therefor (any and all

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such inventory, accessions, products and documents being collectively referred to as the “Inventory”);

(b) all accounts of the Grantor as defined under the Code (as defined below) (the “Accounts”);

(c) all General Intangibles as such term is defined under the Code and, in any event, including, without limitation, with respect to the Grantor, all contracts, agreements (including without limitation, Franchise Agreements or any Purchase Documents), instruments and indentures in any form, and portions thereof, to which the Grantor is a party or under which the Grantor has any right, title or interest or to which the Grantor or any property of the Grantor is subject, as the same may from time to time be amended, supplemented or otherwise modified, including, without limitation, (i) all rights of the Grantor to receive moneys due and to become due to it thereunder or in connection therewith, (ii) all rights of the Grantor to damages arising thereunder and (iii) all rights of the Grantor to perform and to exercise all remedies thereunder, in each case to the extent the grant by the Grantor of a security interest pursuant to this Agreement in its right, title and interest in such contract, agreement, instrument or indenture is not prohibited by such contract, agreement, instrument or indenture without the consent of any other party thereto, would not give any other party to such contract, agreement, instrument or indenture the right to terminate its obligations thereunder, or is permitted with consent if all necessary consents to such grant of a security interest have been obtained from the other parties thereto (it being understood that the foregoing shall not be deemed to obligate the Grantor to obtain such consents); provided that the foregoing limitation shall not affect, limit, restrict or impair the grant by the Grantor of a security interest pursuant to this Agreement in any receivable or any money or other amounts due or to become due under any such contract, agreement, instrument or indenture;

(d) all Documents as defined under the Code (as defined below);

(e) all Instruments (including, without limitation, any promissory notes made to the Grantor in connection with the Franchise Agreements) as defined under the Code (as defined below);

(f) all Chattel Paper as defined under the Code (as defined below);

(g) all patents, trademarks, licenses, copyrights and other intellectual property;

(h) all investment property of the Grantor, including, without limitation, all securities, whether certificated or uncertificated, security entitlements, securities accounts, commodity contracts and commodity accounts (the “Investment Property”);

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(i) all books and records (including, without limitation, computer tapes, programs, printouts, and all other computer materials, records and electronic data processing software) recording, evidencing or relating to any or all of the foregoing Collateral;

(j) all deposit accounts (and the investments and earnings thereof and documents evidencing the same);

(k) all machinery, equipment, fixtures, furniture and supplies, including, without limitation, motor vehicles, tractors, trailers, trucks, dollies, forklifts, computers and all accretions, accessions and parts attached thereto, and all additions thereto, and replacements thereof (the “Equipment”); and

(l) all proceeds of any and all of the foregoing Collateral, (including, without limitation, cash proceeds and other proceeds which constitute property of the types described in clauses (a) through (h) of this Section 1) and, to the extent not otherwise included, all payments under insurance (whether or not the Agent is the loss payee thereof), or any indemnity, warranty or guaranty, payable by reason of loss or damage to or otherwise with respect to any of the foregoing Collateral.

SECTION 2. Security for Obligations. This Agreement secures the payment of the Obligations of the Grantor now or hereafter existing. Without limiting the generality of the foregoing, this Agreement secures the payment of all amounts which constitute part of the Obligations and would be owed by the Grantor to the Agent, any Issuing Bank or any Lender but for the fact that they are unenforceable or not allowable due to the existence of a bankruptcy, reorganization or similar proceeding involving the Grantor.

SECTION 3. Grantor Remains Liable. Anything herein to the contrary notwithstanding, (a) the Grantor shall remain liable under the contracts and agreements included in the Collateral to the extent set forth therein to perform all of the duties and obligations thereunder to the same extent as if this Agreement had not been executed, (b) the exercise by the Agent of any of the rights hereunder shall not release the Grantor from any of its duties or obligations under the contracts and agreements included in the Collateral, and (c) neither the Agent nor any Issuing Bank nor any Lender shall have any obligation or liability under the contracts and agreements included in the Collateral by reason of this Agreement, nor shall the Agent nor any Issuing Bank nor any Grantor be obligated to perform any of the obligations or duties of the Grantor thereunder or to take any action to collect or enforce any claim for payment assigned hereunder.

SECTION 4. Delivery of Chattel Paper. The Grantor shall promptly upon request by the Agent deliver, assign and endorse to the Agent, for its benefit and for the benefit of the Issuing Banks and the Lenders, all Chattel Paper and all other documents held by the Grantor in connection therewith.

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SECTION 5. Government Contracts. If any Account or chattel paper arises out of a contract or contracts with the United States of America or any department, agency, or instrumentality thereof, the Grantor shall immediately notify the Agent thereof in writing and execute any instruments or take any steps reasonably required by the Agent in order that all moneys due or to become due under such contract or contracts shall be assigned to the Agent and notice thereof given under the Federal Assignment of Claims Act or other applicable law.

SECTION 6. Representations and Warranties. The Grantor hereby represents and warrants as follows:

(a) The chief place of business and chief executive office of the Grantor and the office where the Grantor keeps records concerning the Accounts are located at its address specified in Schedule 1 attached hereto. None of the Accounts of the Grantor is evidenced by a promissory note or other instrument, other than a note or other instrument which has been delivered to the Agent. The Grantor shall also deliver to the Agent any other notes receivable payable to the Grantor which exceed $25,000, or in the aggregate exceed $50,000, in its possession.

(b) Schedule 2 attached hereto sets forth a true, complete and correct list of (i) all real property leased by the Grantor (together with the name and mailing address of each lessor with respect thereto) and (ii) the name and address of each location at which Inventory or Equipment of the Grantor is stored with a reprocessor, warehouseman or other bailee (together with the name and address of each reprocessor, warehouseman or bailee with respect thereto).

(c) Schedule 3 attached hereto sets forth a true, complete and correct list of all real property owned by the Grantor, indicating the street address and the use thereof by the Grantor. All of the Inventory and Equipment of the Grantor, other than in-transit Inventory, is located at the places specified in Schedules 2 and 3 attached hereto. The Grantor agrees to promptly notify the Agent in writing upon any change in such locations of Inventory and Equipment.

(d) This Agreement creates a valid security interest in the Collateral of the Grantor, securing the payment of the Obligations, and all filings necessary or desirable to perfect such security interest have been duly taken or will have been taken with respect to Collateral as to which perfection is obtained by filing under the Code upon the filing of Uniform Commercial Code financing statements listing the Grantor, as debtor, and the Agent, as secured party, in the jurisdictions listed on Schedule 4 attached hereto. Upon the making of such filings, the Agent shall have a first priority perfected security interest in the Collateral of the Grantor to the extent such security interest can be perfected by the filing of a financing statement under Article 9 of the Uniform

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Commercial Code in effect in the State of New York (the “Code”) subject to Permitted Liens.

SECTION 7. Further Assurances. (a) The Grantor agrees that from time to time, at its expense, the Grantor will promptly execute and deliver all further instruments and documents, and take all further action, that may be necessary or that the Agent may reasonably request, in order to perfect and protect any security interest granted or purported to be granted hereby or to enable the Agent to exercise and enforce its rights and remedies hereunder with respect to any Collateral. Without limiting the generality of the foregoing, the Grantor shall: (i) if any Account of the Grantor shall be evidenced by a promissory note or other instrument or chattel paper, deliver and pledge to the Agent hereunder such note or instrument or chattel paper duly indorsed and accompanied by duly executed instruments of transfer or assignment, all in form and substance reasonably satisfactory to the Agent; and (ii) execute and file such financing or continuation statements, or amendments thereto, and such other instruments or notices, as may be necessary or as the Agent may reasonably request, in order to perfect and preserve the security interest granted or purported to be granted hereby.

(b) The Grantor hereby authorizes the Agent and appoints the Agent its attorney-in-fact to file one or more financing or continuation statements, and amendments thereto, relating to all or any part of the Collateral without its signature where permitted by law. A photocopy or other reproduction of this Agreement or any financing statement covering the Collateral or any part thereof shall be sufficient as a financing statement where permitted by law.

SECTION 8. Insurance. The Grantor shall, at its own expense, maintain insurance with respect to its Collateral in such amounts, against such risks, in such form and with such insurers, as set forth in the Credit Agreement.

SECTION 9. Transfers and Other Liens. The Grantor shall not (i) sell, assign (by operation of law or otherwise) or otherwise dispose of, or grant any option with respect to, any of its Collateral, except Inventory in the ordinary course of business and other Collateral, as expressly otherwise permitted by the Credit Agreement, or (ii) create or permit to exist any Lien, security interest, option or other charge or encumbrance upon or with respect to any of the Collateral of the Grantor, except for Permitted Liens or as otherwise permitted by the Credit Agreement.

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SECTION 10. Agent Appointed Attorney-in-Fact. The Grantor hereby irrevocably appoints the Agent its attorney-in-fact, with full authority in the place and stead of the Grantor and in the name of the Grantor or otherwise, at such time as an Event of Default has occurred and is continuing under the Credit Agreement, to take any action and to execute any instrument which the Agent may deem necessary or advisable to accomplish the purposes of this Agreement, including, without limitation:

(a) to ask, demand, collect, sue for, recover, compromise, receive and give acquittance and receipts for moneys due and to become due under or in connection with the Accounts or any other Collateral of the Grantor;

(b) to receive and open all mail addressed to the Grantor and to notify postal authorities to change the address for the delivery of mail to the Grantor to that of the Agent;

(c) to receive, indorse, and collect any drafts or other instruments, documents and chattel paper, in connection therewith;

(d) to file any claims or take any action or institute any proceedings which the Agent may deem necessary or desirable for the collection of any of the Collateral of the Grantor or otherwise to enforce the rights of the Agent with respect to any of its Collateral;

(e) to repair, alter, or supply goods, if any, necessary to fulfill in whole or in part the purchase order of any Account Debtor of the Grantor; and

(f) to use any labels, trademarks, trade names, industrial designs, copyrights, advertising matter or other intellectual property rights in advertising for sale and selling Inventory and other Collateral and to collect any amounts due under Accounts or Related Contracts of the Grantor.

SECTION 11. Agent May Perform. If the Grantor fails to perform any agreement contained herein, the Agent may itself perform, or cause performance of, such agreement, and the expenses of the Agent incurred in connection therewith shall be payable by the Grantor.

SECTION 12. Agent’s Duties. The powers conferred on the Agent hereunder are solely to protect its interest in the Collateral and shall not impose any duty upon the Agent to exercise any such powers. Except for the safe custody of any Collateral in its actual possession and the accounting for moneys actually received by it hereunder, the Agent shall have no duty as to any Collateral or as to the taking of any necessary steps to preserve rights against prior parties or any other rights pertaining to any Collateral. The Agent shall be deemed to have exercised reasonable care in the custody and preservation of any Collateral in its actual possession if such Collateral is accorded treatment substantially equal to that which the Agent accords its own property. Each reference herein to any right granted to, benefit conferred upon, or power exercisable by the “Agent” shall be a reference to the Agent (including any successors to the Agent pursuant to the Credit Agreement) for the benefit of itself, the Issuing Banks and the Lenders, and each action taken or right exercised hereunder shall be deemed to have been so taken or exercised by the Agent for the benefit of itself, the Issuing Banks and the Lenders.

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SECTION 13. Remedies. Upon the occurrence and during the continuation of an Event of Default:

(a) The Agent may exercise in respect of the Collateral, in addition to other rights and remedies provided for herein, in the Loan Documents, or otherwise available to it, all the rights and remedies of a secured party on default under the Code in effect in the State of New York at that time or any other applicable jurisdiction. Without limiting the generality of the foregoing, the Grantor expressly agrees that in any such event the Agent without demand of performance or other demand, advertisement or notice of any kind (except a notice specified below of time and place of public or private sale or as expressly required by the Credit Agreement) to or upon the Grantor or any other Person (all and each of which demands, advertisements and notices are hereby expressly waived to the maximum extent permitted by the Code and other Applicable Law), may take immediate possession of the Collateral and (i) require the Grantor to, and the Grantor hereby agrees that it will at its expense and upon request of the Agent forthwith, assemble all or part of the Collateral as directed by the Agent and make it available to the Agent at one or more locations where the Grantor regularly maintains Inventory and (ii) without notice except as specified below, sell the Collateral or any part thereof in one or more parcels at public or private sale, at any of the Agent’s offices or elsewhere, for cash, on credit or for future delivery, and upon such other terms as the Agent may deem commercially reasonable. The Grantor agrees that, to the extent notice of sale shall be required by law, at least ten (10) days’ notice to the Grantor of the time and place of any public sale or the time after which any private sale is to be made shall constitute reasonable notification. The Agent shall not be obligated to make any sale of Collateral regardless of notice of sale having been given. The Agent may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned. The Agent is hereby granted a license or other right to use, without charge, the Grantor’s labels, patents, copyrights, rights of use of any name, trade secrets, trade names, trademarks, service marks and advertising matter, or any property of a similar nature, whether owned by the Grantor or with respect to which the Grantor has rights under license, sublicense or other agreements (but only to the extent (i) such license, sublicense or agreement does not prohibit such use by the Agent and (ii) the Grantor will not be in default under such license, sublicense or other agreement as a result of such use by the Agent), as it pertains to the Collateral, in preparing for sale, advertising for sale and selling any Collateral and the Grantor’s rights under all licenses and all Franchise Agreements shall inure to the benefit of the Agent.

(b) Any cash held by the Agent as Collateral and all cash proceeds received by the Agent in respect of any sale of, collection from, or other realization upon all or any part of the Collateral may, in the discretion of the Agent, be held by the Agent as collateral for, and/or then or at any time thereafter be applied in whole or in part by the Agent against, all or any part of the Obligations in such order as may be set forth in the

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Credit Agreement. Any surplus of such cash or cash proceeds held by the Agent and remaining after payment in full of all the Obligations shall be delivered to the Grantor.

(c) The Grantor hereby acknowledges that the Obligations arose out of a commercial transaction, and agrees that if an Event of Default shall occur the Agent shall have the right to an immediate writ of possession without notice of a hearing. The Agent shall have the right to the appointment of a receiver for the properties and assets of the Grantor, and the Grantor hereby consents to such rights and such appointment and hereby waives any objection the Grantor may have thereto or the right to have a bond or other security posted by the Agent.

SECTION 14. Remedies Cumulative. Each right, power, and remedy of the Agent as provided for in this Agreement or in the other Loan Documents or now or hereafter existing at law or in equity or by statute or otherwise shall be cumulative and concurrent and shall be in addition to every other right, power, or remedy provided for in this Agreement or in the other Loan Documents or now or hereafter existing at law or in equity or by statute or otherwise, and the exercise or beginning of the exercise by the Agent, of any one or more of such rights, powers or remedies shall not preclude the simultaneous or later exercise by Agent of any or all such other rights, powers or remedies.

SECTION 15. Expenses. The Grantor shall upon demand pay to the Agent the amount of any and all reasonable expenses, including the reasonable fees and expenses of its counsel incurred and of any experts and agents, which the Agent may incur in connection with (i) the administration of this Agreement, (ii) the custody, preservation, use or operation of, or, upon an Event of Default, the sale of, collection from, or other realization upon, any of the Collateral in accordance with this Agreement and the other Loan Documents, (iii) the exercise or enforcement of any of the rights of the Agent hereunder or (iv) the failure by the Grantor to perform or observe any of the provisions hereof.

SECTION 16. Possession Until Default. Until an Event of Default shall occur and be continuing, except as otherwise provided in this Agreement, the Credit Agreement or other Loan Documents, the Grantor shall have the right to possession and enjoyment of the Collateral for the purpose of conducting the ordinary course of its business, subject to and upon the terms hereof and of the Credit Agreement and other Loan Documents.

SECTION 17. Amendments. No waiver of any provision of this Agreement, and no consent to any departure by the Grantor herefrom, shall in any event be effective unless the same shall be in writing and signed by the Agent, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given. No amendment of any provision of this Agreement shall be effective unless the same shall be in writing and signed by the Agent and the Grantor.

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SECTION 18. Addresses for Notices. All notices and other communications provided for hereunder shall be given in the form and manner and delivered to the Agent or the Grantor, as the case may be, at the respective addresses specified in the Credit Agreement, or, as to any party, at such other address as shall be designated by such party in a written notice to the other party.

SECTION 19. Continuing Security Interest: Assignments under Credit Agreement. This Agreement shall create a continuing security interest in the Collateral and shall (i) remain in full force and effect until the payment in full of the Obligations and the expiration or termination of the Commitments and the Letter of Credit Commitment, (ii) be binding upon the Grantor, its successors and assigns, and (iii) inure to the benefit of, and be enforceable by, the Agent, for its benefit and for the benefit of the Issuing Banks and the Lenders, and its successors, transferees and assigns. Without limiting the generality of the foregoing clause (iii), any Lender may assign or otherwise transfer all or any portion of its rights and obligations under the Credit Agreement in accordance with the terms thereof (including, without limitation, all or any portion of the Commitments and the Letter of Credit Commitment, the Loans owing to it and any Notes held by it) to any other Person, and such other Person shall thereupon become vested with all the benefits in respect thereof granted to such Lender herein or otherwise. Upon the payment in full of the Obligations and all other amounts payable under this Agreement and the expiration or termination of the Commitments and the Letter of Credit Commitment, the security interest granted hereby shall terminate and all rights to the Collateral shall revert to the Grantor or any other Person entitled thereto. The Agent will sign and deliver appropriate termination statements to terminate such security interests. No transfer or renewal, extension, assignment or termination of this Agreement or of the Credit Agreement, any other Loan Document, or any other instrument or document executed and delivered by the Grantor to the Agent nor any additional Advances or loans made by any Lender to the Grantor, nor the taking of further security, nor the retaking or re-delivery of the Collateral to the Grantor by the Agent, nor any other act of the Agent, the Issuing Banks or the Lenders shall release the Grantor from any obligation, except a release or discharge executed in writing by the Agent with respect to such obligation or payment of such obligation or upon full satisfaction of all the Obligations and expiration or termination of the Commitments. The Agent shall not by any act, delay, omission or otherwise, be deemed to have waived any of its rights or remedies hereunder, unless such waiver is in writing and signed by the Agent and then only to the extent therein set forth. A waiver by the Agent of any right or remedy on any occasion shall not be construed as a bar to the exercise of any such right or remedy which the Agent would otherwise have had on any other occasion.

SECTION 20. Governing Law; Terms. This Agreement shall be governed by and construed in accordance with the laws of the State of New York, except to the extent that the validity or perfection of the security interest hereunder, or remedies

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hereunder, in respect of any particular Collateral are governed by the laws of a jurisdiction other than the State of New York.

SECTION 21. Miscellaneous.

(a) This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such separate counterparts shall together constitute but one and the same instrument. Delivery of a counterpart hereof by facsimile transmission shall be as effective as delivery of a manually executed counterpart hereof.

(b) Any provision of this Agreement which is prohibited or unenforceable shall be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof in that jurisdiction or affecting the validity or enforceability of such provision in any other jurisdiction.

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IN WITNESS WHEREOF, the Grantor and the Agent have each caused this Agreement to be duly executed and delivered by its officer thereunto duly authorized as of the date first above written.

GRANTOR:	EL POLLO LOCO, INC., a Delaware corporation

	By:	/s/ Glenn B. Kaufman

	Name:	Glenn B. Kaufman
	Title:	Vice President

AGENT:	SUNTRUST BANK, ATLANTA

	By:	/s/ James M. Warren

	Name:	James M. Warren
	Title:	Vice President

	By:	/s/ Randall A. Parrish

	Name:	Randall A. Parrish
	Title:	Vice President